UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 2, 2024, Vaxart, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing under Nasdaq Listing Rule 5550(a)(2) on The Nasdaq Capital Market. The Company was provided until December 30, 2024, to regain compliance with the Minimum Bid Price Requirement. Also as previously reported, on December 31, 2024, the Company received an additional notification from the Staff that while the Company had not regained compliance with the Minimum Bid Price Requirement, it was eligible for an additional 180-day compliance period, or until June 30, 2025, to regain compliance with the Minimum Bid Price Requirement.

On July 1, 2025, the Company received a written notification (the “Delisting Notice”) from the Staff of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with the Minimum Bid Price Requirement. The Delisting Notice also stated that trading in the Company’s common stock will be suspended at the open of trading on July 8, 2025.

If the Company fails to timely request a hearing by July 8, 2025, then the Hearings Department will take action to follow procedures to delist the Company’s common stock. The Company plans to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and is considering all options with regard to its stock listing, including efforts to regain compliance with the Minimum Bid Price Requirement. However, pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(d), a timely request for a hearing will stay delisting but will not stay the trading suspension of the Company’s common stock and the Company's securities will remain suspended unless the Panel Decision issued after the hearing ultimately determines to reinstate trading of the securities on Nasdaq.

The Company expects that its common stock will begin trading publicly on the over-the-counter market on July 8, 2025, under its existing symbol “VXRT.” The Company has applied to be traded on the OTCQX tier of the OTC Market. However, there can be no assurance that the Company will be approved for trading on the OTCQX.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, meetings, and potential collaborations are forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, consequences of the Delisting Notice, results of the Company’s appeal to the Hearings Panel, the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	VAXART, INC.

	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer